UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 22, 2014
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State of Other Jurisdiction of Incorporation)

000-49728 (Commission File Number)	87-0617894 (I.R.S. Employer Identification No.)

27-01 Queens Plaza North, Long Island City, New York (Address of principal executive offices)	11101 (Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e)    Effective May 22, 2014, the Board of Directors (the “Board”) of JetBlue Airways Corporation (the “Company”) approved the Company’s adoption of the JetBlue Airways Corporation Severance Plan (the “Plan”) to cover, among other participants, the Company’s named executive officers in the event of their involuntary departure from the Company. If a participant in the Plan is terminated by the Company other than for “cause” (and not due to retirement, death or disability) or resigns for “good reason” (each as defined in the Plan), the Plan provides for the following payments and benefits: (i) salary continuation for a specified number of months, based on the individual’s level within the Company and length of service, (ii) a pro-rated annual bonus for the year of termination, (iii) accelerated or continued vesting of certain equity awards as specified in the Plan, (iv) continued medical and dental benefits during the severance period (up to a maximum of twelve months), and (v) Company-paid career counseling and career transition consulting services. In order to receive the aforementioned payments and benefits, participants must execute (and not revoke) a separation agreement and general release of claims in a form provided by the Company.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the JetBlue Airways Corporation Severance Plan, filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of the Company’s stockholders was held on May 22, 2014 (the “Annual Meeting”). There were 296,790,736 shares of common stock entitled to be voted, and 273,221,787 shares present in person or represented by proxy at the Annual Meeting. The stockholders of the Company voted on four items:

1.	To elect twelve directors nominated by the Board of Directors to serve until the 2015 annual meeting of stockholders;
2.	To ratify the selection of Ernst & Young LLP as JetBlue’s independent registered public accounting firm for the fiscal year ending December 31, 2014;
3.	To approve, on an advisory basis, the compensation of JetBlue’s named executive officers; and
4.	Stockholder proposal regarding executive stock retention.

With the exception of the stockholder proposal regarding executive stock retention, all matters voted upon at the Annual Meeting were approved. The results are as follows:

1.	The nominees for director received the following votes:

NAME	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
David Barger	224,519,449	9,847,893	481,028	38,373,417
Jens Bischof	224,543,841	9,794,353	510,176	38,373,417
Peter Boneparth	224,716,637	9,636,989	494,744	38,373,417
David Checketts	224,541,432	9,816,704	490,234	38,373,417
Virginia Gambale	224,706,249	9,653,916	488,205	38,373,417
Stephan Gemkow	223,007,030	11,334,610	506,730	38,373,417
Ellen Jewett	224,703,753	9,656,176	488,441	38,373,417
Stanley McChrystal	224,675,576	9,686,789	486,005	38,373,417
Joel Peterson	224,561,115	9,801,668	485,587	38,373,417
Ann Rhoades	224,431,356	9,932,301	484,713	38,373,417
Frank Sica	223,899,116	10,457,916	491,338	38,373,417
Thomas Winkelmann	224,550,917	9,801,549	495,904	38,373,417

2.
The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was approved based upon the following votes received:

Votes For	271,015,163
Votes Against	1,516,880
Abstentions	689,744

There were no broker non-votes for this item.

3.	The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved based upon the following votes received:

Votes For	224,410,275
Votes Against	9,861,446
Abstentions	576,649
Broker non-votes	38,373,417

4.	The stockholder proposal regarding executive stock retention was not approved based upon the following votes received:

Votes For	38,791,437
Votes Against	195,475,045
Abstentions	581,888
Broker non-votes	38,373,417

Votes related to a stockholder proposal regarding political contributions disclosure included in the Company's proxy materials for the annual meeting were not counted and the proposal was not included in the matters voted upon at the Annual Meeting as the proponent withdrew this proposal prior to the Annual Meeting.

Item 7.01.    Regulation FD Disclosure

On May 22, 2014, the Board authorized a $60 million accelerated share repurchase program (the “ASR Program”). The ASR Program is part of the share repurchase program previously approved by the Board in September 2012, which authorized the repurchase of up to 25 million shares over a five-year period, as disclosed in the Company’s reports filed with the Securities and Exchange Commission. The Company has entered into an agreement (the “ASR Agreement”) today, on May 28, 2014, with JPMorgan Chase Bank, National Association ("JPMorgan"), acting through its agent, J.P. Morgan Securities LLC (“JPMS”), to implement the ASR Program.  Under the ASR Agreement, on May 29, 2014, the Company will pay $60 million to JPMorgan and will receive approximately 5.1 million shares. The total number of shares to ultimately be purchased by the Company pursuant to the ASR Program will generally be based on the average of the daily Rule 10b-18 volume weighted average prices of the Company's common stock during the term of the ASR Program. Upon final settlement of the ASR Agreement, the Company may be entitled to receive additional shares of the Company's common stock from JPMorgan or, under certain circumstances specified in the ASR Agreement, the Company may be required to deliver shares or make a cash payment, at its option, to JPMorgan. The ASR Program is expected to be completed by the end of the third quarter of 2014. The ASR Program will be funded with cash on hand. At the completion of the ASR program, it is anticipated that approximately 12 million shares will remain authorized for repurchase under the previously announced share repurchase program.

The information contained in this Item 7.01 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 — Financial Statements and Exhibits

Exhibit No.	Description
10.1	JetBlue Airways Corporation Severance Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION (Registrant)

Date: May 28, 2014	By:	/s/ DONALD DANIELS
Vice President, Controller and Chief Accounting Officer (principal accounting officer)